Exhibit (a)(5)

ARTICLES SUPPLEMENTARY

AB FIXED-INCOME SHARES, INC.

AB Fixed-Income Shares, Inc., a Maryland corporation (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation hereby classifies and designates 15,000,000,000 authorized but unissued and unclassified shares of common stock, $.0005 par value per share (the “Common Stock”), of the Corporation as the following classes in the AB Government Money Market Portfolio (the “Portfolio”):

Class	Number of Shares

Premium Class Common Stock	5,000,000,000
Select Class Common Stock	5,000,000,000
Investor Class Common Stock	5,000,000,000

SECOND: The shares of each new class of the Portfolio set forth above have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of a class of the Portfolio as set forth in the Charter.

THIRD: A. Immediately before the reclassification of the shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, of which 40,000,000,000 were shares of Common Stock, without further designation as to series or class, and 70,000,000,000 shares were classified as follows:

Portfolio and Class	Number of Shares

AB Government Money Market Portfolio
Class AB Common Stock	20,000,000,000
Institutional Class Common Stock	5,000,000,000
Class A Common Stock	5,000,000,000
Class B Common Stock	5,000,000,000
Class C Common Stock	5,000,000,000
Advisor Class Common Stock	5,000,000,000
Class R Common Stock	5,000,000,000
Class K Common Stock	5,000,000,000
Class I Common Stock	5,000,000,000
Class Z Common Stock	5,000,000,000
Class 1 Common Stock	5,000,000,000

B.       Immediately after the reclassification of shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, of which 25,000,000,000 are shares of Common Stock, without further designation as to series or class, and 85,000,000,000 shares are classified as follows:

Portfolio and Class	Number of Shares

AB Government Money Market Portfolio
Class AB Common Stock	20,000,000,000
Institutional Class Common Stock	5,000,000,000
Class A Common Stock	5,000,000,000
Class B Common Stock	5,000,000,000
Class C Common Stock	5,000,000,000
Advisor Class Common Stock	5,000,000,000
Class R Common Stock	5,000,000,000
Class K Common Stock	5,000,000,000
Class I Common Stock	5,000,000,000
Class Z Common Stock	5,000,000,000
Class 1 Common Stock	5,000,000,000
Premium Class Common Stock	5,000,000,000
Select Class Common Stock	5,000,000,000
Investor Class Common Stock	5,000,000,000

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: The shares of Common Stock have been reclassified by the Board of Directors under the authority contained in the Charter. These Articles Supplementary do not increase the authorized stock of the Corporation.

SIXTH: These Articles Supplementary will be effective on March 11, 2019 (the “Effective Date”), as permitted by the Maryland General Corporation Law.

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IN WITNESS WHEREOF, AB Fixed-Income Shares, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by its Treasurer and Chief Financial Officer and attested by its Assistant Secretary, as of this 8th day of March, 2019. The undersigned Treasurer and Chief Financial Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

AB FIXED-INCOME SHARES, INC.

By:	/s/ Joseph J. Mantineo
Joseph J. Mantineo Treasurer and Chief Financial Officer

ATTEST:

/s/ Nancy E. Hay
Nancy E. Hay Assistant Secretary